Exhibit 99.4

EASTMAN NATIONAL BANCSHARES, INC. AND SUBSIDIARY

Consolidated Financial Statements

September 30, 2017 and 2016 and Year ended December 31, 2016

(Dollars in Thousands)

EASTMAN NATIONAL BANCSHARES, INC. AND SUBSIDIARY

September 30, 2017 and 2016 and Year ended December 31, 2016

EASTMAN NATIONAL BANCSHARES, INC.

Consolidated Balance Sheets

As of September 30, 2017 & December 31, 2016

(Dollars in thousands)

	(Unaudited)
	September 30, 2017	December 31, 2016
	Consolidated	Consolidated
ASSETS
Cash and due from banks	$9,607	$9,343
Fed funds sold	33	80

Cash and equivalents	9,640	9,423

Investment securities available for sale	60,200	56,595
Loans held for investment	186,519	180,743
Allowance for loan losses	3,784	2,749

Loans, net	182,735	177,994
Other real estate owned, net	54	35
Premises and equipment, net	1,815	1,899
Federal Reserve Bank and FHLB stock	436	439
Interest receivable	1,166	952
Net deferred tax assets	1,138	1,188
Other assets	340	369

Total Assets	$257,524	$248,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Non-interest-bearing deposits	$69,143	$66,327
Interest-bearing transaction and savings	121,687	113,489
Time deposits	29,019	27,229

Total Deposits	219,849	207,045

Federal funds purchased and retail repos	9,667	10,174
FHLB advances	1,000	2,162
Dividends payable	—	4,989
Interest payable and other liabilities	538	273

Total liabilities	231,054	224,643

Stockholders’ equity
Common stock, $.10 par value; 500,000 shares authorized; 197,970 shares issued, 192,183 and 191,866 shares outstanding in 2017 and 2016	20	20
Additional paid-in capital	2,560	2,560
Retained earnings	25,206	23,320
Accumulated other comp income (loss)	(138)	(421)
Treasury stock	(1,178)	(1,228)

Total stockholders’ equity	26,470	24,251

Total liabilities and stockholders’ equity	$257,524	$248,894

See Accompanying Notes

EASTMAN NATIONAL BANCSHARES, INC.

Consolidated Statements of Income

As of September 30, 2017 & 2016

(Dollars in thousands)

	(Unaudited)
	Nine Months Ended September 30,
	2017	2016
Interest and dividend income
Loans, including fees	$7,492	$7,356
Securities	585	782
Other interest income	54	15

Total interest and dividend income	8,131	8,153
Interest expense
Deposits	236	209
Federal funds purchased and retail repos	9	15
FHLB advances	—	—

Total interest expense	245	224

Net interest income	7,886	7,929
Provision for loan losses	1,161	—

Net interest income after provision	6,725	7,929
Non-interest income
Services charges and fees	1,086	1,213
Net gains on sale of investment securities	—	243
Debit card income	510	455
Other non-interest income	120	41

Total non-interest income	1,716	1,952
Non-interest expense
Salaries and employee benefits	2,563	2,558
Net occupancy and equipment	447	421
Data processing	527	482
Professional fees	98	145
Advertising and business development	152	166
Telecommunications	42	40
FDIC insurance	60	60
Courier and postage	39	41
Other real estate owned, net	—	—
Merger expenses	360	—
Other non-interest expense	768	807

Total non-interest expense	5,056	4,720

Income before income taxes	3,385	5,161
Provision for income taxes	1,499	1,977

Net income	$1,886	$3,184

See Accompanying Notes

EASTMAN NATIONAL BANCSHARES, INC.

Consolidated Statements of Changes in Stockholders’ Equity

Nine Months ended September 30, 2017 & 2016

(Dollars in thousands)

				Accumulated
	Common		Retained	Other Comp	Treasury
	Stock	Surplus	Earnings	Income (loss)	Stock	Total
Balance - December 31, 2015	$20	$2,560	$24,005	($21)	($1,173)	$25,391
Comprehensive Income			3,184	(401)		2,783
Common Stock Transactions					(55)	(55)

Balance - September 30, 2016	$20	$2,560	$27,189	($422)	($1,228)	$28,119

Balance - December 31, 2016	$20	$2,560	$23,320	($421)	($1,228)	$24,251
Comprehensive Income			1,886	283		2,169
Common Stock Transactions					50	50

Balance - September 30, 2017	$20	$2,560	$25,206	($138)	($1,178)	$26,470

See Accompanying Notes

EASTMAN NATIONAL BANCSHARES, INC.

Consolidated Statements of Cash Flows

Nine Months ended September 30, 2017 & 2016

(Dollars in thousands)

	2017	2016
Cash flows from operating activities
Net Income	$1,886	$3,184
Adjustments to reconcile net income to net cash provided by operating activities
Provision for loan losses	1,161	—
Depreciation and amortization	106	104
Deferred income taxes	(97)	(4)
Net amortization of investment securities discounts and premiums	621	365
Realized gains on disposition of investment securities	—	(243)
Net gains on foreclosed and other assets	9	—
Increase (decrease) in accrued interest receivable and other assets	(312)	28
Increase in accrued interest payable and other liabilities	28	67

Net cash provided by operating activities	1,516	317

Cash flows from investing activities
Purchases & proceeds of maturities investment securities available-for-sale	(3,605)	8,823
Net change in loans	(5,776)	(12,146)

Net cash provided (used) by investing activities	(9,381)	(3,323)

Cash flows from financing activities
Increase in non-interest bearing demand deposits	2,816	2,528
Increase (decrease) in interest bearing demand and savings deposits	8,198	(1,804)
Increase in time deposits	1,790	2,974
Borrowings from FHLB	—	815
Repayment to FHLB	(1,162)	—
Net repayments of other borrowing including repos	(507)	(3,435)
Repurchase of common stock	—	(55)
Dividends paid	(4,989)	(2,210)
Proceeds from sale of common stock	50	—

Net cash increase (decrease) from financing operations	6,196	(1,187)

Net increase (decrease) in cash and cash equivalents	217	(1,009)
Cash and cash equivalents, beginning of period	9,423	8,879

Cash and cash equivalents, end of period	$9,640	$7,870

See Accompanying Notes

EASTMAN NATIONAL BANCSHARES, INC.

Notes to Consolidated Financial Statements

Nine Months ended September 30, 2017 and 2016 and Year Ended December 31, 2016

(Dollars in thousands)

(1) SIGNIFICANT ACCOUNTING POLICIES

Nature of operations

Eastman National Bancshares, Inc. (the Company) is a bank holding company providing a full range of financial services through its banking subsidiary. The Company is subject to regulation by the Federal Reserve System.

The Company’s wholly-owned subsidiary, The Eastman National Bank of Newkirk (the Bank), serves individuals and commercial customers located primarily in Kay County, Oklahoma. The Bank operates under a national bank charter and is subject to regulation by the Office of the Comptroller of the Currency (OCC). The Bank’s primary products are interest-bearing and non-interest-bearing demand deposit accounts, savings accounts and certificates of deposit. The Bank’s primary lending products are real estate, commercial and agricultural loans.

Basis of financial statement presentation

The consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

The accounting principles of the Company and the methods of applying them conform with U.S. generally accepted accounting principles (GAAP) and practices within the banking industry. The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) is FASB’s officially recognized source of authoritative GAAP applicable to all nongovernmental entities.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclose of contingent assets and liabilities the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash on hand, due from banks and federal funds sold.

Federal funds sold generally mature within one to four days from the transaction date. At times, the Bank’s federal funds sold to and deposits with correspondent banks may significantly exceed the FDIC insurance limit. It is the Bank’s policy to only sell funds to and place deposits with institutions it considers to be of high credit quality.

The Bank is required by the Federal Reserve to maintain minimum balances of cash or non-interest bearing deposits. In addition to amounts on deposit at the Federal Reserve, the Bank was required to maintain a cash balance of approximately $82 at September 30, 2017.

Investment Securities

Investment securities are classified as available-for-sale and consist of securities the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. The Bank could decide to sell a security classified as available for sale for various reasons, including movement in interest rates, changes in the maturity of the Bank’s assets and liabilities, liquidity needs, and other similar factors. Securities available for sale are carried at fair value, with the unrealized gains and losses, net of deferred taxes, reported as increases or decreases in accumulated other comprehensive income (loss), a separate component of stockholders’ equity.

The amortized cost of investment securities is adjusted for amortization of premiums and accretion of discounts to the expected maturity date, or in the case of mortgage-backed securities, over the life of the securities. Such amortization and accretion is included in interest income. Realized gains and losses and declines in values judged to be other temporary are include in current earnings. The cost of securities sold for purpose of recognizing gains or losses are based on the specific identification method.

Loans and Allowance for Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances, adjusted for any charge offs, net of the allowance for loan losses. Interest income on loans is calculated using the simple interest method on daily balances of the principal amount outstanding. Origination fee income and related costs are generally recognized in earnings when incurred which, in management’s opinion, does not produce results that differ materially from recognizing the fees and costs over the life of the loan as required by GAAP.

Each borrower’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained is based on management’s credit evaluation of the customer. The nature of the collateral required varies and may include deposit accounts, securities, accounts receivable, inventories, equipment, income producing or commercial properties or other real estate.

Generally, the accrual of interest is discontinued on loans that are greater than ninety days past due, unless the loan is both well secured and in the process of collection, or earlier if management believes the collection of all principal and interest is doubtful. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans and income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable.

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The allowance is increased by a provision for loan losses which is charged to expense and reduced by charge-offs, net of recoveries. The amount of the allowance is based on management’s evaluation of the factors affecting the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Determination of the allowance is inherently subjective as it requires significant estimates that are susceptible to revision as more information becomes available. Because of the uncertainties associated with the estimation process, it is reasonably possible that management’s estimate of credit losses inherent in the loan portfolio and the amount of the related allowance may change in the near future.

Management evaluates impaired loans individually when determining the adequacy of the allowance for impaired loans. A loan is considered to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Allowances for impaired loans are generally determined based on estimated net collateral values or the estimated present value of future cash flows. To the extent that the current investment in a particular impaired loan exceeds its estimated net collateral value or its estimated present value of future cash flows, the impaired amount is specifically considered in the determination of the allowance for loan losses. Loans for which the terms have been modified and for which the borrower is experiencing financial difficulties are considered troubled debt restructuring (TDRs) and are included in impaired loans.

At times, the Bank may sell participating interests in loans to other financial institutions to allow the Bank to service customers with needs in excess of the Bank’s limits on loans to a single borrower. The transfer of such a participating interest is accounted for as a sale when control over the participating interest has been relinquished. Control is deemed to be relinquished when the participating interest has been isolated from the Bank, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or sell the participating interest through in agreement to repurchase it prior to maturity. Under such a participation agreement, the Bank continues to service the loan for a nominal fee and the buyer receives its share of principal collected together with interest at an agreed-upon rate. Generally, no gain or loss is recognized upon the sale of a participating interest in a loan or during the related servicing period.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over estimated useful lives of three to forty years for buildings and improvements and three to ten years for furniture and equipment.

Long-lived assets are evaluated for impairment whenever events or circumstances indicate that the carrying values may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset or asset group, a loss is recognized for the difference between the carrying value and the fair value of the asset or asset group.

Foreclosed assets held for sale

Real estate acquired in settlement of loans and other repossessed assets are generally stated at the lower of the investment in the loan or estimated net realizable value. At the time of acquisition, any excess of the investment in the loan over the estimated net realizable value is charged to the allowance for loan losses. Subsequent write-downs and net gains and losses realized on sales of the foreclosed assets are included in non-interest income.

Retail repurchase agreement

Retail repurchase agreements represent overnight obligations that may be terminated on demand and are secured by investment securities held by the Bank with an equal or greater value than the amount of the obligations.

Income taxes

The provision for income taxes is based on amounts required in the consolidated statements of income (after exclusion of non-deductible expenses and tax-exempt income). The company recognizes deferred income taxes for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of the assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising costs

Advertising costs are charged to expense as incurred.

(2) INVESTMENT SECURITIES

Investment securities available for sale at September 30, 2017 and December 31, 2016 are summarized as follows.

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
September 30, 2017
US Treasuries	$13,076	$24	$(15)	$13,085
US Gov’t Agencies	13,940	83	(9)	14,014
State & Pol Subs	4,437	14	(54)	4,397
SBA Loan Pools	706	—	(6)	700
Mtg-Back Securities	28,252	37	(285)	28,004

	$60,411	$158	$(369)	$60,200

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2016
US Treasuries	$4,002	$—	$(27)	$3,975
US Gov’t Agencies	14,951	45	(22)	14,974
State & Pol Subs	8,201	21	(156)	8,066
SBA Loan Pools	825	3	—	828
Mtg-Back Securities	29,255	24	(527)	28,752

	$57,234	$93	$(732)	$56,595

The amortized cost and estimated fair value of investment securities at September 30, 2017 by contractual maturity, are presented below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Due in one year or less	$11,374	$11,666
Due in one to five years	19,017	18,815
Due in five to ten years	1,768	1,715
Due in more than ten years	—	—

	32,159	32,176
Mortgage-backed securities	28,252	28,004

	$60,411	$60,200

Information pertaining to investment securities with gross unrealized losses at September 30, 2017 and December 31, 2016, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, follows.

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	losses
September 30, 2017
US Treasuries	$7,989	$(15)	$—	$—	$7,989	$(15)
US Gov’t Agencies	5,198	(14)	999	(1)	6,197	(15)
State & Pol Subs	501	(1)	2,009	(53)	2,510	(54)
SBA Loan Pools	—	—	—	—	—	—
Mtg-Back Securities	16,416	(113)	4,110	(172)	20,526	(285)

	$30,104	$(143)	$7,118	$(226)	$37,222	$(369)

At September 30, 2017, three of the Company’s US Treasury securities, seven of its government agency securities, five of its obligations of state and political subdivisions, none of its small business administration loan pools, and 21 of its mortgage-backed securities had fair values that were less than their carrying values. Of those securities, eight had been in a continuous loss position for 12 months or more.

In evaluating the Bank’s unrealized loss positions for other-than-temporary impairment, management considers the credit quality of the issuer, the nature and cause of the unrealized loss and the severity and duration of the impairments. At September 30, 2017, management determined that substantially all of its unrealized losses were the result of fluctuations in interest rates or other temporary market conditions and did not reflect deteriorations of the credit quality of the issuer. Accordingly, management has determined that all of its unrealized losses on investment securities are temporary in nature, and the Bank has both the intent and ability to hold these investment securities until maturity or until fair value recovers above cost.

Investment securities with carrying values of approximately $58,217 and $51,840 at September 30, 2017 and December 31, 2016, respectively, were pledged to secure borrowings, certain public deposits, retail repurchase agreements or for other purposes required or permitted by law.

There were no gross realized gains or losses on sales and calls of investments securities during 2017. Gross realized gains on sales and calls of investments securities for the nine months ended September 30, 2016 were as follows.

Nine
Months
Ended
September 30, 2016
Realized Gains
US government agencies	$208
State & Political Subdivisions:	35

$243

(3) LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications and concentrations of loans at September 30, 2017 and December 31, 2016 are as follows.

	2017	2016
Commercial Real Estate	$67,557	$58,176
Residential Real Estate	52,047	50,070
Commercial & Industrial	35,119	39,449
Agricultural	13,253	13,363
Consumer	10,957	12,459
Agricultural Real Estate	7,586	7,226

	186,519	180,743
Less: Allowance for loan losses	(3,784)	(2,749)

	$182,735	$177,994

Consumer loans above include $145 and $1,206 of deposit overdrafts that have been reclassified as loans at September 30, 2017 and December 31, 2016, respectively.

Changes in the allowance for loan losses for the nine months ended September 30, 2017 and September 30, 2016 are as follows.

September 30, 2017	Balance Beginning Period	Charge- Offs	Recovery	Provision	Balance End of Period
Commercial Real Estate	$853	$—	$—	$392	$1,245
Residential Real Estate	750	(24)	2	(113)	615
Commercial & Industrial	693	(100)	8	660	1,261
Agricultural	108	—	—	189	297
Consumer	245	(16)	4	9	242
Agricultural Real Estate	100	—	—	24	124

Total	$2,749	$(140)	$14	$1,161	$3,784

September 30, 2016	Balance Beginning Period	Charge- Offs	Recovery	Provision	Balance End of Period
Commercial Real Estate	$655	$—	$—	$—	$655
Residential Real Estate	590	—	3	—	593
Commercial & Industrial	973	—	7	—	980
Agricultural	152	—	—	—	152
Consumer	185	(19)	14	—	180
Agricultural Real Estate	65	—	—	—	65

Total	$2,620	$(19)	$24	$—	$2,625

Summaries of the Bank’s loans and allowance for loan losses based on impairment evaluation method as of September 30, 2017 and December 31, 2016 are as follows.

	Loan Balance			Allowance for Loan Losses
September 30, 2017	Collective Evaluated	Individual Evaluated	Total	Collective Evaluated	Individual Evaluated	Total
Commercial Real Estate	$65,560	$1,997	$67,557	$732	$513	$1,245
Residential Real Estate	51,542	505	52,047	615	—	615
Commercial & Industrial	33,043	2,076	35,119	547	714	1,261
Agricultural	13,253	—	13,253	297	—	297
Consumer	10,943	14	10,957	241	1	242
Agricultural Real Estate	7,477	109	7,586	124	—	124

Total	$181,818	$4,701	$186,519	$2,556	$1,228	$3,784

	Loan Balance			Allowance for Loan Losses
December 31, 2016	Collective Evaluated	Individual Evaluated	Total	Collective Evaluated	Individual Evaluated	Total
Commercial Real Estate	$57,995	$182	$58,177	$853	$—	$853
Residential Real Estate	49,879	191	50,070	750	—	750
Commercial & Industrial	37,880	1,568	39,448	573	121	694
Agricultural	13,363	—	13,363	108	—	108
Consumer	12,434	25	12,459	232	12	244
Agricultural Real Estate	7,110	116	7,226	100	—	100

Total	$178,661	$2,082	$180,743	$2,616	$132	$2,749

The Bank’s impaired loans as of September 30, 2017 and December 31, 2016 are as follows.

September 30, 2017	Unpaid Principal Balance	Recorded Investment	Related Allowance
With a related allowance
Commercial Real Estate	$1,760	$1,760	$513
Residential Real Estate	—	—	—
Commercial & Industrial	1,126	1,126	714
Agricultural	—	—	—
Consumer	1	1	1
Agricultural Real Estate	—	—	—

Total	2,887	2,887	1,228

With no related allowance
Commercial Real Estate	237	237	—
Residential Real Estate	505	505	—
Commercial & Industrial	950	950	—
Agricultural	—	—	—
Consumer	13	13	—
Agricultural Real Estate	109	109	—

Total	1,814	1,814	—

Total Impaired	$4,701	$4,701	$1,228

December 31, 2016	Unpaid Principal Balance	Recorded Investment	Related Allowance
With a related allowance
Commercial Real Estate	$—	$—	$—
Residential Real Estate	—	—	—
Commercial & Industrial	120	120	120
Agricultural	—	—	—
Consumer	12	12	12
Agricultural Real Estate	—	—	—

Total	132	132	132

With no related allowance
Commercial Real Estate	182	182	—
Residential Real Estate	191	191	—
Commercial & Industrial	1,448	1,448	—
Agricultural	—	—	—
Consumer	12	12	—
Agricultural Real Estate	116	116	—

Total	1,949	1,949	—

Total Impaired	$2,081	$2,081	$132

The Bank’s average recorded investment and interest income recognized on impaired loans for the nine months ended September 30, 2017 and 2016 are as follows.

	September 30, 2017		September 30, 2016
	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
With a related allowance
Commercial Real Estate	$5	$—	$3	$—
Residential Real Estate	—	—	—	—
Commercial & Industrial	121	4	142	—
Agricultural	—	—	—	—
Consumer	7	—	10	—
Agricultural Real Estate	111	—	—	—

Total	244	4	155	—

With no related allowance
Commercial Real Estate	218	—	345	—
Residential Real Estate	348	2	282	41
Commercial & Industrial	1,051	—	368	25
Agricultural	—	—	—	—
Consumer	—	—	19	3
Agricultural Real Estate	—	—	42	—

Total	1,617	2	1,056	69

Total Impaired	$1,861	$6	$1,211	$69

The Bank utilizes credit quality indicators that consist of an internal grading system analysis used to assign grades to all loans. The grade for each individual loan is determined by the account officer and other approving officers at the time the loan is made and changed from time to time to reflect an ongoing assessment of loan risk. Grades for all loans are reviewed at least annually by management.

The following categories of credit quality are used by the Bank.

Pass	Loans in this category are considered to be an acceptable credit risk and are generally considered to be collectible in full.

Watch	Loans in this category conform to a preponderance of the Bank’s underwriting criteria and evidence an acceptable level of credit risk; however, these loans have certain risks characteristics which could adversely affect the borrower’s ability to repay, given material adverse trends.

Special Mention	Loans in the category are currently protected but are potentially weak. Such loans constitute an undue and unwarranted credit risk but not to the point of justifying a classification of Substandard.

Substandard	Loans in this category are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Such loans have well-defined weaknesses that jeopardize the collection or liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if deficiencies are not corrected.

Doubtful	Loans in this category have all the weaknesses inherent in Substandard loans with the added factor that the weaknesses are pronounced to a point where, on the basis of current information, conditions and values, collection and liquidation in full is highly improbable.

The Bank’s loans by credit quality indicators as of September 30, 2017 and December 31, 2016 are as follows.

September 30, 2017	Pass	Watch	Special Mention	Substandard	Doubtful	Total
Commercial Real Estate	$64,562	$2,105	$16	$361	$513	$67,557
Residential Real Estate	48,853	2,702	36	456	—	52,047
Commercial & Industrial	24,685	4,540	25	5,155	714	35,119
Agricultural	6,074	2,585	4,186	408	—	13,253
Consumer	10,615	268	—	73	1	10,957
Agricultural Real Estate	7,061	525	—	—	—	7,586

Total	$161,850	$12,725	$4,263	$6,453	$1,228	$186,519

December 31, 2016	Pass	Watch	Special Mention	Substandard	Doubtful	Total
Commercial Real Estate	$56,598	$853	$—	$726	$—	$58,177
Residential Real Estate	47,108	1,925	113	857	68	50,071
Commercial & Industrial	34,141	1,371	2,026	1,910	—	39,448
Agricultural	6,146	2,417	4,799	—	—	13,362
Consumer	12,052	181	116	110	1	12,460
Agricultural Real Estate	6,894	331	—	—	—	7,225

Total	$162,939	$7,078	$7,054	$3,603	$69	$180,743

Aging analysis of past due loans as of September 30, 2017 and December 31, 2016 are as follows.

September 30, 2017	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Commercial Real Estate	$183	$1,121	$1,304	$66,253	$67,557
Residential Real Estate	846	490	1,336	50,711	52,047
Commercial & Industrial	33	1,274	1,307	33,812	35,119
Agricultural	—	—	—	13,253	13,253
Consumer	174	14	188	10,769	10,957
Agricultural Real Estate	—	109	109	7,477	7,586

Total	$1,236	$3,008	$4,244	$182,275	$186,519

December 31, 2016	30-89 Days Past Due	Over 90 Days Past Due	Total Past Due	Current	Total Loans
Commercial Real Estate	$—	$236	$236	$57,941	$58,177
Residential Real Estate	410	162	572	49,498	50,070
Commercial & Industrial	—	647	647	38,802	39,449
Agricultural	—	—	—	13,363	13,363
Consumer	153	16	169	12,289	12,458
Agricultural Real Estate	—	—	—	7,226	7,226

Total	$563	$1,061	$1,624	$179,119	$180,743

The Bank’s nonaccrual loans as of September 30, 2017 and December 31, 2016 are as follows.

	2017	2016
Commercial Real Estate	$1,998	$236
Residential Real Estate	505	226
Commercial & Industrial	1,977	1,617
Agricultural	—	—
Consumer	14	26
Agricultural Real Estate	109	118

Total	$4,603	$2,223

At September 30, 2017, loans over 90 days past due that were not on non-accrual status totaled $2 and at December 31, 2016, loans over 90 days past due that were not on nonaccrual status totaled $33.

No TDRs occurred during the nine months ended September 30, 2017 and there were no defaults on loans that had been modified as TDRs within 12 months prior to the payment default.

During the nine months ended September 30, 2017 and 2016, transfers of participating interest in loans totaled $1,438 and $119, respectively. Outstanding loans for which the Bank has transferred participating interests to other financial institutions as of September 30, 2017 and December 31, 2016 are as follows.

	2017	2016
Participating interests sold	$13,544	$11,386
Retained interests	8,409	4,459

Total unpaid principal balance	$21,953	$15,845

(4) PREMISES AND EQUIPMENT

The major categories of premises and equipment as of September 30, 2017 and December 31, 2016 are as follows.

	2017	2016
Land	$468	$465
Buildings and improvements	2,277	2,276
Furniture and equipment	1,564	1,523

	4,309	4,264
Less: Accumulated depreciation	(2,494)	(2,365)

	$1,815	$1,899

(5) OTHER INVESTMENTS

Other investments consist of the following at September 30, 2017 and December 31, 2016.

	2017	2016
FHLB of Topeka	$301	$304
Federal Reserve Bank	135	135

	$436	$439

(6) TIME DEPOSITS

Time deposits that met or exceeded the FDIC insurance limit of $250 totaled $4,864 and $2,122 at September 30, 2017 and December 31, 2016, respectively.

Scheduled maturities of time deposits at September 30, 2017 are as follows.

2017	$6,371
2018	19,272
2019	2,821
2020	555
Thereafter	—

$29,019

(7) BORROWINGS

FHLB advances present short-term borrowings under a blanket lien line of credit agreement that are secured by cash on deposit at FHLB, the Bank’s investment in FHLB stock and a substantial portion of the Bank’s loans. The Bank had approximately $14,900 of unused borrowing capacity available under the agreement at September 30, 2017.

At September 30, 2017, the Bank also had approximately $5,685 of unused borrowing capacity available from the FRB borrower-in-custody program. The Bank has pledged to the FRB certain loans with outstanding balances of approximately $10,540 at September 30, 2017 as collateral for advances under the program.

On November 2, 2016, the Company entered into a $4,000 revolving line of credit agreement with Bank SNB. Interest on the outstanding balance is calculated at the Wall Street Journal Prime Rate plus 0.25% (4.5% at September 30, 2017) and is payable monthly. Borrowings are secured by the stock of the Bank and are payable at maturity on October 28, 2017. The availability of borrowings is subject to the Company’s compliance with certain covenants at June 30, 2017. There were no outstanding advances under the agreement at September 30, 2017 or December 31, 2016.

(8) INCOME TAXES

Income tax expense for the nine months ended September 30, 2017 and 2016 consists of the following.

	2017	2016
Current
Federal	$1,418	$1,674
State	178	299

	1,596	1,973

Deferred
Federal	(97)	4
State	—	—

	(97)	4

	$1,499	$1,977

The effective income tax rate differs from the statutory federal income tax rate primarily due to state income taxes, tax-exempt income and nondeductible expenses.

The tax effect of temporary differences between tax basis of assets and liabilities and their financial reporting amounts that give rise to deferred taxes at September 30, 2017 and December 31, 2016 are as follows.

	2017	2016
Deferred tax assets
Allowance for loan losses	$994	$935
Foreclosed assets	—	2
Nonaccrual loan interest	72	34
Net unrealized losses on investment securities	72	217

Net deferred tax asset	$1,138	$1,188

The Company is generally no longer subject to federal or Oklahoma income tax examinations by tax authorities for years prior to 2013.

(9) BENEFIT PLAN

The Bank sponsors an employee savings and retirement plan (the Plan) covering all employees who meet age and length of service requirements. Eligible employees are permitted to contribute up to 85% of their annual compensation to the Plan, up to the maximum amount allowed by law. The plan also provides for mandatory employer matching contributions of up to 5% of each participant’s salary deferrals, as well as additional discretionary employer profit-sharing contributions. Participants are fully vested at all times in both participant contributions and in employer matching contributions. Participants become fully vested in employer profit-sharing contributions after five years of service. For the nine months ended September 30, 2017 and 2016, the Bank’s contributions to the Plan totaled $50 and $65, respectively.

(10) COMMITMENTS AND CONTINGENCIES

The Bank leases two of its branch banking facilities under agreements with initial five-year lease terms and with the options to extend at the Bank’s election. Monthly payments due under these leases total approximately $19. Future minimum lease payments required under these leases as of September 30, 2017 are as follows.

2017	$61
2018	217
2019	71
2020	6

$355

The Bank has entered into contracts with third parties to provide information technology services to the Bank through July 2021. At September 30, 2017, the minimum amount necessary to cancel such contracts totaled approximately $1,800.

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit, standby letters of credit and credit card guarantees, which are not included in the accompanying consolidated financial statements. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and by standby letters of credit is represented by the contractual or notional amount of those instruments.

The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheets. Because these instruments have fixed maturity dates and often expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank. At September 30, 2017 and December 31, 2016, such instruments consisted of the following.

	2017	2016
Commitments to extend credit	$33,830	$40,707
Standby letters of credit	730	904
Credit card guarantees	23	402

The Bank is party to various legal proceedings arising in the ordinary course of its business. While the outcome of these matters is not presently determinable, it is the opinion of management that resolution of the proceedings will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

(11) RELATED PARTY TRANSACTIONS

At September 30, 2017 and December 31, 2016, the Bank had loans to certain directors, executive officers, significant stockholders, and their affiliates in the amount of $5,218 and $4,841, respectively. Deposits held by the Bank for such related parties at September 30, 2017 and December 31, 2016 totaled $4,382 and $3,341 respectively.

(12) REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum regulatory capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total, Tier 1 capital and common equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined).

In July 2013, the OCC and the other federal banking regulators approved final rules to implement the revised capital adequacy standards of the Basel Committee on Banking Supervision (Basel III) that established a new capital framework for insured depository institutions. Basel III increased existing risk-based capital requirements, introduced new requirements, and changed various capital component definitions. Basel III became effective for the Bank on January 1, 2015, with full compliance with all of the requirements phased-in over a multi-year schedule through January 1, 2019. Basel III also limits the payment of dividends and certain discretionary bonus payments if the Bank does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets in addition to the amount necessary to meet minimum risk-based capital requirements. The capital conservation buffer began to be phased-in beginning January 1, 2016, at 0.625% of risk-weighted assets and will continue to be increased each year by that amount until fully implemented at 2.5% on January 1, 2019.

Management believes that, as of September 30, 2017 and December 31, 2016, the Bank would meet all capital adequacy requirements under Basel III on a fully phased-in basis if such requirements were currently effective. The actual and required regulatory capital ratios for the Bank at September 30, 2017 and December 31, 2016 are as follows.

September 30, 2017	Actual	For capital adequacy Purposes Under Basel III Phase-in	To Be Categorized as Well Capitalized
Total capital to risk-weighted assets	15.36%	9.25%	10.00%
Tier 1 capital to risk-weighted assets	14.09%	7.25%	8.00%
Common equity Tier 1 capital to risk-weighted assets	14.09%	5.75%	6.50%
Tier 1 capital to average total assets	9.76%	4.00%	5.00%

December 31, 2016
Total capital to risk-weighted assets	14.76%	8.63%	10.00%
Tier 1 capital to risk-weighted assets	13.50%	6.63%	8.00%
Common equity Tier 1 capital to risk-weighted assets	13.50%	5.13%	6.50%
Tier 1 capital to average total assets	9.44%	4.00%	5.00%

The Bank is subject to dividend restrictions set forth by the OCC. Under such restrictions, the Bank may not, without prior approval, declare dividends in excess of the net income for the current year plus the retained net income of the previous two years. At September 30, 2017, the Bank had approximately $5,500 available for payment of dividends without prior approval.

(13) FAIR VALUE MEASUREMENTS AND DISCLOSURES

ASC topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 requires the following hierarchy be applied for fair value measurements and disclosures.

Level 1-	Quoted prices for identical instruments in active markets.

Level 2-	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active.

Level 3-	Financial instruments whose inputs or value are unobservable.

The Company and the Bank measure certain of its assets on a fair value basis using various valuation techniques and assumptions, depending on the nature of the asset. The following tables present the Bank’s financial and nonfinancial assets as of September 30, 2017 and December 31, 2016 that are measured at fair value.

September 30, 2017	Level 1	Level 2	Level 3	Total
Investment Securities:
U.S. Treasuries	$—	$13,085	$—	$13,085
U.S. Gov’t Agencies	—	14,014	—	14,014
State & Pol subdivisions	—	4,397	—	4,397
SBA loan pools	—	700	—	700
Mtg-Backed Securities	—	28,004	—	28,004
Impaired loans	—	—	—	—

December 31, 2016	Level 1	Level 2	Level 3	Total
Investment Securities:
U.S. Treasuries	$—	$3,975	$—	$3,975
U.S. Gov’t Agencies	—	14,974	—	14,974
State & Pol subdivisions	—	8,066	—	8,066
SBA loan pools	—	828	—	828
Mtg-Backed Securities	—	28,752	—	28,752
Impaired loans	—	—	—	—
Foreclosed assets held for sale	—	—	35	35

The following valuation methods and assumptions are used to estimate the Bank’s assets that are measured at fair value.

Investment securities - Investment securities available-for-sale are the only financial assets that are accounted for using fair value of measurements on a recurring basis. The Bank utilizes independent third parties as its principal pricing sources for determining fair value of investment securities. The exit price that is predominately reflective of bid level pricing in those markets. Fair values are based upon quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable investment securities, broker quotes or other observable inputs for similar investment securities. For investment securities traded in a market that is not active, fair value is determined using unobservable inputs. In obtaining such valuation information from third party providers, the Bank has evaluated the valuation methodologies used to develop the fair values in order to determine whether such valuations are representative of an exit price in the Bank’s principal markets.

Impaired loans- Impaired loans that are collateral dependent are the only financial assets that are accounted for using fair value measurements on a nonrecurring basis. Impaired loans are measured at fair value on appraisals of the underlying collateral value of the loan or other unobservable inputs.

Foreclosed assets held for sale- Foreclosed assets held for sale represent nonfinancial assets that are accounted for using fair value measurements on a nonrecurring basis. Such assets are measured at fair value, less cost to sell, based on appraisals or other unobservable inputs.

ASC Topic 825 requires disclosure of fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market values are not available, fair values are based on estimates using present value, discounted cash flows, or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. ASC Topic 825 excludes certain financial instruments and all non- financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value at September 30, 2017 and 2016:

Cash and cash equivalents -

The carrying amount of cash and cash equivalents approximates fair value.

Time deposits in other banks -

Fair values for long-term fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently available to the Bank for deposits with similar terms and remaining maturities. Fair values for short-term or variable rate time deposits approximate the carrying values.

Investment Securities -

Fair values of investment securities are based on quoted market prices, if available. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Loans -

The fair value of unimpaired loans and non-collateral dependent impaired loans is estimated by discounting expected future cash flows using current rates at which similar loans would be made to borrowers of similar credit quality and for similar remaining maturities. The fair value of collateral dependent impaired loans is estimated based on the underlying collateral value. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics.

Deposit liabilities -

The fair value of demand deposits, savings and interest-bearing transaction accounts, and variable rate time deposits is equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). Fair values for fixed rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently offered on time deposits to a schedule of aggregated expected monthly maturities on those deposits.

Retail repurchase agreements -

The carrying amount of overnight repurchase agreements approximate fair value.

FHLB advances -

The carrying amount of short-term FHLB advances approximates fair value.

Off-balance-sheet instruments -

The fair value of commitments is estimated using the fees currently charged to enter into similar arrangements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and committed rates. The fair value of letters of credit and credit card guarantees is based on the fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

The carrying values and estimated fair values of the Company’s significant financial instruments at

September 30, 2017 and December 31, 2016 are as follows.

	2017		2016
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Financial Assets
Cash and due from banks	$9,390	$9,390	$9,423	$9,423
Time deposits in other banks	250	250	—	—
Investment securities	60,200	60,200	56,595	56,595
Loans	182,735	180,075	177,994	175,513
Financial Liabilities
Deposits	219,849	219,892	207,045	207,074
Retail repurchase agreements	9,667	9,667	10,174	10,174
FHLB advances	1,000	1,000	2,162	2,162
Off-balance-sheet instruments
Commitments to extend credit	33,830	33,830	40,707	40,707
Standby letters of credit	730	730	904	904
Credit card guarantees	23	23	402	402

(14) SUBSEQUENT EVENT

On July 14, 2017, the Company entered into a definitive agreement to merge with and into Equity Bancshares, Inc. (Equity). The transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions, including the receipt of regulatory approval and the approvals of the stockholders of the Company and of Equity.